Exhibit 10.2

                                 FIRST AMENDMENT
                                     to the
                              EMPLOYMENT AGREEMENT


     THIS AMENDMENT (the "Amendment") is effective as of this 27th day of December 2000 by and between TravelNow.com Inc., a Delaware corporation (the "Company") and Michael Bauer (the "Employee").

     WHEREAS, the parities entered into that certain Employment Agreement (the "Employment Agreement") dated April 11, 2000; and

     WHEREAS, now the parties desire to clarify the Employment Agreement to reflect their intent in connection with certain events.

     NOW THEREFORE RESOLVED, the EmpLoyment Agreement is hereby amended as follows:


1. The second sentence in Section 5(d) shall be deleted in its entirety and replaced by the following:

          In the event that the Employee's employment with the Company terminates pursuant to Section 5(a)(iii), then the Company shall (a) make a lump sum cash payment to the Employee within 10 (ten) days after termination of an amount equal to (i) the Employee's Base Salary for the balance of the year in which termination occurs, and (ii) any un-reimbursed expenses accruing to the date of termination; and (b) make a lump sum cash payment equal to the Employee's annual Base Salary, on each anniversary date of this Agreement for the balance of the term as specified in Section 2. For purposes of this provision, the Employee's annual Base Salary and the remaining portion of the term of the Agreement shall be calculated as of the termination date.

2.   The following shall be added as Section 5(e):

          For purposes of this Section 5, (i) the sale of all or substantially all of the Company's assets, or (ii) any sale, merger or consolidation of the Company following which a majority of the voting equity securities of the Company or any surviving entity is controlled by another person, group or legal entity, shall be deemed to be a termination by the Company without "Cause".

3. The parties agree that to the extent this Amendment is inconsistent with the Employment Agreement, this Amendment supersedes the Employment Agreement.

4. Except as modified herein, all of the other terms and conditions of the Employment Agreement continue in full force and effect.




     IN WITNESS WHEREOF, the parties hereto have executed this Amendment and agree that it will be effective on the date first above written.

                                             TRAVELNOW.COM INC.:


                                             /s/  Jeff Wasson
                                             -----------------------------------
                                             Jeff Wasson
                                             Chief Executive Officer


                                             EMPLOYEE:

                                             /s/  Michael Bauer
                                             -----------------------------------
                                             Michael Bauer